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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     September 19, 2001
                                                     ------------------


                            Approved Financial Corp.

              Exact name of registrant as specified in its charter
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         Virginia                            000-23775                          52-0792752
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(State or other jurisdiction                (Commission                       (IRS Employer
    of incorporation)                       File Number)                   Identification No.)
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       1716 Corporate Landing Parkway
         Virginia Beach, Virginia                             23454
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Address of principal executive offices                      Zip Code


Registrant's telephone number, including area code   (757) 430-1400
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(Former name or former address, if changed since last report.)

Item 4.  Changes in Registrant's Certifying Accountants

On September 19, 2001, PricewaterhouseCoopers LLP, in conjunction with the sale of its office in Virginia Beach, Virginia, resigned as independent accountant for the Registrant whose principal office is in Virginia Beach, Virginia. In connection with its audits for the two fiscal years ended December 31, 1999 and 2000, and the subsequent interim period through September 19, 2001, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the financial statements for such years. The reports of PricewaterhouseCoopers LLP on the consolidated financial statements of the Registrant as of and for the years ended December 31, 1999 and 2000 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

         The Registrant requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated September 26, 2001, is filed as
Exhibit 16 to this Form 8-K. The change was not recommended by the Board of Directors or its Audit Committee.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         Approved Financial Corp.



         September 26, 2001              By: /s/ Allen D. Wykle
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                                            Allen D. Wykle, President and CEO